Exhibit 99.1
AT THE COMPANY:                                  INVESTOR RELATIONS:
Barry A. Rothman                                 Howard Gosfrand
Onstream Media Corporation                       American Capital Ventures
954-917-6655                                     305-918-7000
brothman@onstreammedia.com                       hg@amcapventures.com

FOR IMMEDIATE RELEASE

            ONSTREAM MEDIA CORPORATION ANNOUNCES RECENT DEVELOPMENTS

POMPANO BEACH, FL - AUGUST 4, 2006 - Onstream Media Corporation (NASDAQ: ONSM) (the "Company"), a leading online service provider of live and on-demand digital media communications and applications, announces the following recent developments:

1) Webinar Service - The Company has completed the development of its new lead generation webinar service. As an enhancement to its Visual Webcaster platform, the new service provides a means to hold a virtual seminar on-line in real time. The service enables clients to invite participants including all pre- and post-event email functions, complete registration, lead scoring, confirmations, reminders and provides all live event services including customer players, slides, polls and archives. The Company will be presenting its first webinar "8 Critical Success Factors for Lead Generation" on August 10, 2006 at 1:00 PM EDT.

To attend the webinar click the following link:
http://www.visualwebcaster.com/Onstream_Media/34886/event.html

2) Quickcast(TM) - The Company is currently beta-testing the product and will begin to deploy it to the mass market shortly. This product enables users to self-deploy dynamic PowerPoint presentations online, equipped with uploading, viewing, editing, storage, and customization features. Quickcast provides the means for clients to inexpensively mass market messages, products and services. The Company anticipates Quickcast to begin generating monthly recurring revenues upon full product launch by the end of calendar 2006.

3) Webcasting Platform - The Company has completed the latest set of feature enhancements to its proprietary webcasting software platform (webinar service) and is now developing several additional upgrades including a Flash based player, embedded Flash video and animations, rapid CD-ROM creation, storage and search of webcasts in the Digital Media Services Platform (DMSP) and both audio and video editing capabilities.

4) Encoding Group Expansion - In order to accomodate recent increases in our digital asset management business volume from our new clients, the Company has made significant encoding system hardware and software upgrades and increased our San Francisco facility by approximately 2,400 square feet.

                                     99.1-1

Finally, the Company has received a letter from NASDAQ dated August 2, 2006 indicating that the Company has 180 calendar days, or until January 29, 2007, to regain compliance with Marketplace Rule 4310(c)(4), which is necessary in order to be eligible for continued listing on the NASDAQ Capital Market. The letter from NASDAQ indicated that the Company's non-compliance with that rule was as a result of the bid price of the Company's common stock closing below $1.00 per share for the preceding thirty consecutive business days. The Company may be considered compliant, subject to the NASDAQ staff's discretion, if its common stock closes at $1.00 per share or more for a minimum of ten consecutive business days before the January 29, 2007 deadline. If the Company is not considered compliant by January 29, 2007, but meets all other initial listing criteria for the NASDAQ Capital Market, it will be granted an additional 180 calendar day compliance period.

ABOUT ONSTREAM MEDIA CORPORATION
Founded in 1993, Onstream Media (Nasdaq: ONSM) is a leading online service provider of live and on-demand communications and digital media services including encoding, editorial, hosting, digital asset management, streaming, e-commerce/pay-per-view and distribution via the Onstream Digital Media Services Platform. Onstream Media's pioneering ASP Digital Media Services Platform (DMSP) provides its customers with the necessary tools for webcasting, web conferencing, managing digital assets, publishing content on the Internet and establishing e-commerce storefronts to transact business online. All of Onstream Media's services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs of any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media's services.

Onstream Media's customers include AOL, AAA, AXA Equitable Life Insurance Company, Discovery Education, Disney, MGM, Deutsche Bank, Rodale, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit the Onstream website at www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied by the forward- looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to, those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.
                                       ###


                                     99.1-2